Exhibit 99.3

Rex Energy Corporation

Consolidated Balance Sheet

($ in Thousands, Except Share and per Share Data)

	December 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and Cash Equivalents	$15,247	$3,697
Accounts Receivable	25,974	25,448
Taxes Receivable	2,049	211
Short-Term Derivative Instruments	6,757	650
Inventory, Prepaid Expenses and Other	4,614	2,546

Total Current Assets	54,641	32,552
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	1,086,625	1,053,461
Unevaluated Oil and Gas Properties	186,523	215,794
Other Property and Equipment	19,640	21,401
Wells and Facilities in Progress	38,660	21,964
Pipelines	16,803	18,029

Total Property and Equipment	1,348,251	1,330,649
Less: Accumulated Depreciation, Depletion and Amortization	(463,899)	(475,205)

Net Property and Equipment	884,352	855,444
Other Assets	44	2,492
Long-Term Derivative Instruments	2,970	3,435
Deferred Tax Assets—Long Term	130	—

Total Assets	$942,137	$893,923

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$62,354	$40,712
Current Maturities of Long-Term Debt	1,926	764
Accrued Liabilities	45,218	37,207
Short-Term Derivative Instruments	14,892	25,025

Total Current Liabilities	124,390	103,708
Long-Term Derivative Instruments	14,249	7,227
Senior Secured Line of Credit, Net	—	113,785
Term Loans, Net	182,028	—
Senior Notes, Net	650,371	638,161
Other Long-Term Debt	8,156	3,409
Other Deposits and Liabilities	7,153	8,671
Future Abandonment Cost	9,352	8,736

Total Liabilities	$995,699	$883,697
Commitments and Contingencies (See Note 12)
Stockholders’ Equity
Preferred Stock, $.001 par value per share, 100,000 shares authorized and 3,987 issued and outstanding on December 31, 2017 and December 31, 2016	$1	$1
Common Stock, $.001 par value per share, 100,000,000 shares authorized and 10,244,394 shares issued and outstanding on December 31, 2017 and 9,787,146 shares issued and outstanding on December 31, 2016.	10	10
Additional Paid-In Capital	652,917	650,669
Accumulated Deficit	(706,490)	(640,454)

Total Stockholders’ Equity	(53,562)	10,226

Total Liabilities and Stockholders’ Equity	$942,137	$893,923

Rex Energy Corporation

Consolidated Statements of Operations

($ in Thousands, Except Share and per Share Data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
OPERATING REVENUE
Natural Gas, NGL and Condensate Sales	$57,755	$48,022	$205,246	$139,000
Other Operating Revenue	4	5	20	17

TOTAL OPERATING REVENUE	57,759	48,027	205,266	139,017
OPERATING EXPENSES
Production and Lease Operating Expense	31,912	28,694	120,794	104,699
General and Administrative Expense	4,414	5,384	17,858	20,621
Loss (Gain) on Disposal of Assets	279	164	(1,428)	(4,121)
Impairment Expense	4,928	29,275	21,383	74,619
Exploration Expense	114	224	527	2,178
Depreciation, Depletion, Amortization and Accretion	13,442	16,503	59,028	62,874
Other Operating (Income) Expense	280	(176)	611	10,754

TOTAL OPERATING EXPENSES	55,369	80,068	218,773	271,624
INCOME (LOSS) FROM OPERATIONS	2,390	(32,041)	(13,507)	(132,607)
OTHER INCOME (EXPENSE)
Interest Expense	(13,807)	(9,404)	(48,826)	(43,519)
Other Operating Expense	(2,031)	(24,261)	(1,347)	(32,515)
Other Expense	(68)	(2,152)	(261)	(2,124)
Debt Exchange Expense	—	(15)	—	(9,063)
(Loss) Gain on Extinguishments of Debt	—	497	(3,029)	24,627

TOTAL OTHER EXPENSE	(15,906)	(35,335)	(53,463)	(62,594)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(13,516)	(67,376)	(66,970)	(195,201)
Income Tax Benefit (Expense)	2,728	(8,221)	2,728	(2,436)

NET LOSS FROM CONTINUING OPERATIONS	(10,788)	(75,597)	(64,242)	(197,637)
Income From Discontinued Operations, Net of Income Taxes	—	8,203	—	20,922

NET LOSS	(10,788)	(67,394)	(64,242)	(176,715)
Preferred Stock Dividends	(598)	(650)	(2,392)	(5,091)
Effect of Preferred Stock Conversions	—	668	—	72,984

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(11,386)	$(67,376)	$(66,634)	$(108,822)

Rex Energy Corporation

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Twelve Months Ended December 31, 2017

(Unaudited, in Thousands)

	Common Stock		Preferred Stock
	Shares	Par Value	Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
BALANCE December 31, 2016	9,787	$10	4	$1	$650,669	$(640,454)	$10,226
Equity Based Compensation	—	—	—	—	1,231	—	1,231
Issuance of Common Stock for Debt Extinguishments	84	—	—	—	467	—	467
Issuance of Restricted Stock, Net of Forfeitures	59	—	—	—	—	—	—
Effect of Reverse Stock Split	—				(48)		(48)
Payment of Preferred Dividends in Arrears	—	—	—	—	—	(1,196)	(1,196)
Preferred Dividends in Arrears Paid in Common Shares	314	—	—	—	598	(598)	—
Net Loss	—	—	—	—	—	(64,242)	(64,242)

BALANCE December 31, 2017	10,244	$10	4	$1	$652,917	$(706,490)	$(53,562)

Rex Energy Corporation

Consolidated Statements of Cash Flows

(Unaudited, in Thousands)

	For the Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(64,242)	$(176,715)
Adjustments to Reconcile Net Loss to Net Cash Provided (Used) by Operating Activities
Depreciation, Depletion, Amortization and Accretion	59,028	67,975
(Gain) Loss on Derivatives	1,347	32,515
Cash Settlements of Derivatives	(10,100)	32,571
Non-cash Dry Hole Expense	13	905
Equity-based Compensation Expense	1,231	2,959
Impairment Expense	21,383	78,162
Amortization of net Bond Discount and Deferred Debt Issuance Costs	—	1,231
Non-cash Interest Expense related to Debt Restructurings and Exchanges	15,228	19,912
Loss (Gain) on Extinguishments of Debt	3,029	(24,627)
Gain on Sale of Assets	(1,428)	(34,651)
Deferred Income Tax Benefit	(130)	—
Other Non-cash Expense	471	22
Changes in operating assets and liabilities
Accounts Receivable	5,258	(6,414)
Taxes Receivable	(1,839)	—
Inventory, Prepaid Expenses and Other Assets	(2,060)	906
Accounts Payable and Accrued Liabilities	14,558	2,795
Other Assets and Liabilities	(3,259)	(1,950)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	38,488	(4,404)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the Sale of Oil and Gas Properties, Prospects and Other Assets	31,704	40,884
Proceeds from Joint Venture for Reimbursement of Capital Costs	—	19,461
Acquisitions of Undeveloped Acreage	(3,805)	(6,712)
Capital Expenditures for Development of Oil & Gas Properties and Equipment	(113,411)	(48,982)

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(85,512)	4,651
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Long-Term Debt and Line of Credit	217,000	71,400
Repayments of Long-Term Debt and Line of Credit	(145,170)	(65,230)
Repayments of Loans and Other Notes Payable	(1,306)	(828)
Debt Issuance Costs	(10,754)	(2,983)
Payment of Preferred Dividends in Arrears	(1,196)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	58,574	2,359

NET INCREASE IN CASH	11,550	2,606
CASH – BEGINNING	3,697	1,091

CASH – ENDING	$15,247	$3,697

CASH AND CASH EQUIVALENTS ATTRIBUTABLE TO CONTINUING OPERATIONS	$15,247	$3,697
SUPPLEMENTAL DISCLOSURES
Interest Paid, net of capitalized interest	$22,382	$30,805
Cash (Received) Paid for Income Taxes	1,839	29
Capital Expenditures for Development of Oil & Gas Properties and Equipment Attributable to Discontinued Operations	—	1,346
NON-CASH ACTIVITIES
Change in fair value of contingent consideration receivable—sale of Illinois Basin	$(1,216)	$(2,936)
Proceeds held in Escrow—non-cash component of Gain on Sale of Assets	5,000	—
Increase (Decrease) in Accounts Payable and Accrued Liabilities for Capital Expenditures	14,637	712
Net Increase in Property and Equipment—Capital Lease Financing	7,170	—
Decrease in Senior Notes carrying value net of Issuance Costs, Deferred Gain on Exchanges, and Net Premium / Discount due to Debt to Equity Conversions	(879)	(47,182)
Decrease in Bond Interest Payable due to Debt to Equity Conversions	(12)	(892)
Increase in Common Stock outstanding due to Debt to Equity Conversions	467	17,378
Preferred Dividends in Arrears Paid in Common Shares	598	—